Exhibit 99.1

NEWS RELEASE

Clayton Williams Energy, Inc. Announces Record Date and Meeting Date for Special Meeting for Proposed Merger with Noble Energy, Inc.

MIDLAND, Texas (March 13, 2017) - Clayton Williams Energy, Inc. (NYSE: CWEI) (“Clayton Williams Energy”) today announced that it has established a record date of March 23, 2017, and a meeting date of April 24, 2017, for a special meeting of its stockholders.  At the special meeting, which will be held at 10:00 a.m. Central time at ClayDesta Conference Center, 6 Desta Drive, Suite 6550, Midland, Texas 79705, Clayton Williams Energy stockholders will vote on the previously announced proposed merger (the “Merger”) of Clayton Williams Energy and Noble Energy, Inc. (NYSE: NBL) (“Noble Energy”) pursuant to the Agreement and Plan of Merger, dated as of January 13, 2017, by and among Clayton Williams Energy, Noble Energy, Wild West Merger Sub, Inc. and NBL Permian LLC, and certain related matters.

Clayton Williams Energy stockholders of record at the close of business on March 23, 2017 will be entitled to receive notice of the special meeting and to vote at the special meeting.  Subject to satisfaction of the remaining closing conditions, including receipt of Clayton Williams Energy stockholder approval, the parties currently expect to complete the Merger shortly following conclusion of the special meeting.

About Clayton Williams Energy

Clayton Williams Energy  is an independent energy company located in Midland, Texas.  To learn more, please visit our website at www.claytonwilliams.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains certain “forward-looking statements” within the meaning of federal securities law.  Words such as “anticipates”, “believes”, “expects”, “intends”, “will”, “should”, “may”, “estimates”, and similar expressions may be used to identify forward-looking statements.  Forward-looking statements are not statements of historical fact and reflect Clayton Williams Energy’s current views about future events.  They may include, but are not limited to, the expected timing of completion of the Merger and other statements that are not historical facts.  No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected.  Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected.  These risks and uncertainties include, without limitation, the ability to obtain the requisite approval of the Clayton Williams Energy stockholders, the risk that a condition to closing of the proposed Merger may not be satisfied, the timing to consummate the proposed Merger, the risk that the businesses will not be integrated successfully, the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected, disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers, the diversion of management time on Merger-related issues, the volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other actions, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy’s and Clayton Williams Energy’s businesses that are discussed in Noble Energy’s and Clayton Williams Energy’s most recent annual reports on Form 10-K and in other reports on file with the Securities and Exchange Commission (“SEC”). Noble Energy’s reports are also available from Noble Energy’s offices or website, http://www.nobleenergyinc.com, and Clayton Williams Energy’s reports are also available from Clayton Williams Energy’s offices or website, http://www.claytonwilliams.com.  Forward-looking statements are based on the estimates and opinions of management at the time the statements are made.  Clayton Williams Energy does not assume any obligation to update forward-looking statements should circumstances, management’s estimates, or opinions change.

Additional Information And Where To Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  In connection with the proposed merger between Noble Energy and Clayton Williams Energy, Noble Energy has filed with the SEC a Registration Statement on Form S-4 including a preliminary proxy statement of Clayton Williams Energy that also constitutes a prospectus of Noble Energy.  Clayton Williams Energy will mail the proxy statement/prospectus to its stockholders.  This document is not a substitute for any prospectus, proxy statement or any other document which Noble Energy or Clayton Williams Energy may file with the SEC in connection with the proposed Merger.  Noble Energy and Clayton Williams Energy urge Clayton Williams Energy investors and stockholders to read the proxy statement/prospectus regarding the proposed Merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information.  You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov).  You may also obtain these documents, free of charge, from Noble Energy’s website (www.nobleenergyinc.com) under the tab “Investors” and then under the heading “SEC Filings” and from Clayton Williams Energy’s website (www.claytonwilliams.com) under the tab “Investors” and then under the heading “SEC Filings.”

Participants In The Merger Solicitation

Noble Energy, Clayton Williams Energy, and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Clayton Williams Energy stockholders in favor of the Merger and related matters.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Clayton Williams Energy stockholders in connection with the proposed Merger are set forth in the preliminary proxy statement/prospectus filed with the SEC and will be set forth in the definitive proxy statement/prospectus when it is filed with the SEC.  You can find information about Noble Energy’s executive officers and directors in its definitive proxy statement filed with the SEC on March 11, 2016.  You can find information about Clayton Williams Energy’s executive officers and directors in its definitive proxy statement filed with the SEC on April 28, 2016.  Additional information about Noble Energy’s executive officers and directors and Clayton Williams Energy’s executive officers and directors can be found in the above-referenced preliminary proxy statement/prospectus and in the definitive proxy statement/prospectus when it becomes available.  You can obtain free copies of these documents from Noble Energy and Clayton Williams Energy using the contact information above.